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                                                                     EXHIBIT 5.1



                     [LETTERHEAD OF DECHERT PRICE & RHOADS]



                                                     September 18, 1998


CLARK Material Handling Company
Blue Giant Corporation
Hydrolectric Lift Trucks, Inc.
172 Trade Street
Lexington, Kentucky 40511


                  Re:      CLARK Material Handling Company
                           Form S-4 Registration Statement
                           Registration No. 333-62845



Gentlemen and Ladies:

                  We have acted as special counsel for CLARK Material Handling Company, a Delaware corporation (the "Issuer"), Blue Giant Corporation, a Delaware corporation ("Blue Giant"), and Hydrolectric Lift Trucks, Inc., an Ohio corporation ("HLT"), in connection with the filing by the Issuer, Blue Giant and HLT of a Registration Statement on Form S-4 (Registration No. 333-62845) (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the issuance of up to $150,000,000 aggregate principal amount of the Issuer's 10-3/4% Senior Notes Due 2006 (the "Exchange Notes"), the guarantees thereof by Blue Giant (the "Blue Giant Exchange Guarantee") and HLT (the "HLT Exchange Guarantee", and together with the Blue Giant Exchange Guarantee, the "Exchange Guarantees") and up to $40,000,000 aggregate liquidation preference amount of the Issuer's 13% Senior Exchangeable Preferred Stock Due 2007 (the "Exchange Preferred Stock") under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's
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CLARK Material Handling Company
Blue Giant Corporation
Hydrolectric Lift Trucks, Inc.
September 18, 1998
Page 2

outstanding 10-3/4% Senior Notes Due 2006 (the "Existing Notes") and the Guarantors' guarantee thereof pursuant to the Registration Rights Agreement among the Issuer, Jefferies & Company, Inc. ("Jefferies") and Bear, Stearns & Co. Inc. ("Bear Stearns") filed as Exhibit 4.5 to the Registration Statement. The Exchange Preferred Stock is to be issued in exchange for an equal aggregate liquidation preference amount of the Issuer's outstanding 13% Senior Exchangeable Preferred Stock Due 2007 (the "Existing Preferred Stock") pursuant to the Registration Rights Agreement among the Issuer, Jefferies and Bear Stearns filed as Exhibit 4.6 to the Registration Statement. As used herein, Blue Giant and HLT are hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors." The Exchange Notes and Exchange Guarantees are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), filed as Exhibit 4.4 to the Registration Statement, as amended by the First Supplemental Indenture (the "First Supplemental Indenture") among the Issuer, the Guarantors and the Trustee, filed as Exhibit 4.9 to the Registration Statement. As used herein, the Indenture and the First Supplemental Indenture shall hereafter be referred to collectively as the "Indenture". The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

                  In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer, Blue Giant and HLT), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

                  We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

                  Based upon the foregoing, and having regard for such additional legal considerations as we deem relevant, we are of the opinion that:

                  1. The Exchange Notes have been duly authorized by the Issuer and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the
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CLARK Material Handling Company
Blue Giant Corporation
Hydrolectric Lift Trucks, Inc.
September 18, 1998
Page 3

Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

                  2. The Exchange Guarantees have been duly authorized by Blue Giant and HLT, as applicable, and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the Exchange Notes have been duly executed by the Issuer, when the Exchange Guarantees have been duly executed by the applicable Guarantor and when the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Guarantees will constitute the legal, valid and binding obligation of each applicable Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

                  3. The Exchange Preferred Stock, when issued and delivered against exchange of Existing Preferred Stock in accordance with the terms set forth in the prospectus which is included in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

                  In rendering our opinion as to HLT and paragraph 2 of this opinion letter, we have relied solely on the opinion of Michael J. Grossman, Esq., Vice President and General Counsel, CLARK Material Handling Company, of even date herewith. A copy of Mr. Grossman's opinion is attached hereto, and our opinion is subject to any qualifications set forth therein.

                  This opinion is rendered to the Issuer and the Guarantors in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement.

                                                     Very truly yours,


                                                     /s/  Dechert Price & Rhoads